UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MainStreet Financial Corporation

(Exact name of registrant as specified in its charter)
United States (State of incorporation or organization)	20-1867479 (I.R.S. Employer Identification No.)
629 West State Street, Hastings, Michigan (Address of principal executive offices)	49058-1643 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Stock	Name of each exchange on which each class is to be registered OTC Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:        333-137523        (if applicable)

 Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value

(Title of class)

EXPLANATORY NOTE

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "Description of Capital Stock of MainStreet Financial Corporation" and "Market for the Common Stock" in the prospectus included in Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-137523) dated November 3, 2006, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Control of MainStreet Financial Corporation and MainStreet Savings Bank" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 referenced above.
Item 2. Exhibits. The following exhibits are filed as a part of this registration statement.
1.	Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-137523) dated November 3, 2006 is hereby incorporated by reference.
2.	The Charter for MainStreet Financial Corporation, filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-137523) dated September 22, 2006 is hereby incorporated by reference.
3.	The Bylaws of MainStreet Financial Corporation, filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration Number 333-137523) dated September 22, 2006 are hereby incorporated by reference.
4.	The Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form SB-2 (Registration Number 333-137523) dated September 22, 2006 is hereby incorporated by reference.
SIGNATURE

              Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MainStreet Financial Group
Date	November 6, 2006
By	/s/ David L. Hatfield
	Name:	David L. Hatfield	Title:	President and Chief Executive Officer

End.